UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

Decentral Life, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6400 S. Fiddlers Green Cir. Suite #1180 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Decentral Life, Inc. is referred to herein as “we”, “us”, or “our”.

ITEM 8.01. OTHER EVENTS

On Tuesday, November 21, 2023, at 1:30 PM Pacific Time / 4:30 PM Eastern Time, Decentral Life’s management will provide a video podcast update for shareholders. The company update will cover the third quarter 10-Q filing, additional details relating to the acquisition of MjLink.com, Inc. that was announced in an 8-K filing on October 2, 2023, and the Joint Venture agreement announced on October 10, 2023 between Indoor Harvest Corp. and MjLink. Management will also provide a brief update on the fourth quarter business plan.

The shareholder video update will be available on the company website at: https://www.WDLF.ai and on the company YouTube Channel at: https://youtube.com/@wdlf

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2023

Decentral Life, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer